 Exhibit 99.5

BUSINESS

Overview

HWGC Holdings Limited (“FintechCashier”, the “Company”, “we”, “our”, or “us”) offers digital banking services by providing the tools, skills and solutions to facilitate payment services to merchants, offering a variety of secured, online and fully managed transactions and settlements.

We provide a financial layered ecosystem built on a broad technology infrastructure that enables financial institutions to offer a consolidated experience. We support different verticals serving the business-to-business, business-to-consumer and consumer-to-business landscape.

●	Merchants are increasingly adopting various software solutions and new digital tools to operate their business and remain competitive. The scale and complexity of managing these software systems that are sourced from different providers, while seamlessly accepting payments, is challenging for merchants of any size.

Our payments platform hosts a full suite of integrated payment products and services that can be used across multiple channels (in-store, online, mobile and tablet-based) and industry verticals, including:

●	end-to-end payment processing for a broad range of payment types;

●	merchant acquiring and issuing;

●	multiple methods of mobile, contactless and QR code-based payments;

●	complementary software integrations;

●	virtual international bank account number or IBAN issuing;

●	integrated and mobile point of sale or POS solutions;

●	security and risk management solutions; and

●	reporting and analytical tools.

We integrate e-money remittance services working in the global marketplace, ranging from open banking and credit card processing, to wire solutions enabling customers to coordinate payments across a multitude of payment methods.

Our solution is delivered as a Software as a Service ,or Saas, to clients, enabling them to focus their time and energies on their operations and sales. FintechCashier gives clients and merchants the ability to streamline their onboarding procedures and increase customer retention, which thereby creates additional revenue.

We aim to build our market share and become a recognized leader in the payments and banking space on a global scale. Our team comprises of experienced and knowledgeable personnel in the areas of operations, sales, tech, onboarding, support, legal and compliance.

Our vision is to minimize and automate the hassle to send and receive funds globally, while ensuring security. We aim to provide merchants with a true merchant payment ecosystem or MPE where they can combine all payment needs under one system. Our technology platform uses an innovative Gateway Cashier Technology to provide our services.

Our merchants include small and medium enterprises, or SMEs, and large enterprises across numerous verticals including hospitality, e-gaming, consulting, retail, marketing and eCommerce.

All though we provide a SaaS, we believe that technology should be free and accessible to everyone. We therefore generate our revenue from our extra value-added services. We derive the majority of our revenue from fees paid by our merchants, which principally include processing fees charged as a percentage of end-to-end payment volumes. In cases where merchants subscribe only to our gateway, we generate revenue from transaction fees charged in the form of a fixed fee per transaction and a monthly fee.

Our revenue is continuous, as merchants only pay for the specific amount of service or usage they consume, rather than a flat fee for access to the service. Because of our different layers as described below, merchants sign up for different services which increases revenue for the company. We believe we can maintain long-term relationships with our clients due our customer relationship team as well as the high barriers of entry of the payment market including high switching costs resulting from set-up fees, onboarding costs and integration costs with various other providers. We also benefit from a high degree of operating leverage given the combination of our highly scalable payments platform and strong customer unit.

Corporate History and Structure

We were incorporated in Nevada on November 19, 2013 as Albero, Corp. On January 8, 2015, we changed our name from Albero, Corp. to Vitaxel Group Limited. On March 2, 2022, we changed our name from Vitaxel Group Limited to HWGC Holdings Limited. On July 21, 2022, we entered into a share exchange agreement with HWGG Capital P.L.C., a Labuan company (“HWGG Capital”), and all of the shareholders of HWGG Capital.

Following the closing of the share exchange on November 15, 2022, HWGG Capital became a wholly owned subsidiary of the Company.

On August 9, 2022, we entered into another share exchange agreement with Fintech Scion Limited (“Fintech”), a private limited company incorporated in the United Kingdom, and all of the shareholders of Fintech. Following the closing of the share exchange on November 30, 2022, Fintech became a wholly owned subsidiary of the Company.

The diagram below illustrates our corporate structure:

Services

We and our subsidiaries currently focus on six business areas:

●	PSP (Payment Services Provider): acting as a PSP by providing a number of international payment solutions to merchants through contracting with card acquiring banks and international alternative payment solutions. The PSP operates under the brand name FintechCashier.

●	Business Accounts: opening corporate accounts for businesses in a variety of industries and currencies and assisting clients in operating on a global scale.

●	Settlement with Payment (SEPA & SWIFT payments): transferring funds for merchants and/or business clients to different banks in the world. This is done by transferring funds between accounts and then sending out a SWIFT or SEPA payment.

●	FX Conversion: providing foreign exchange payments through partners, and transfers the amounts to clients’ accounts or 3rd party payments (e.g., paying invoices, payrolls, goods and services etc.).

●	Acquirer: providing debit and credit card acquiring services worldwide for online merchants. Merchants are sourced through PSPs and Independent Sales Organizations.

●	Whitelabelling: providing a fully white label platform as a customized merchant back office with access to all banking payments methods.

Within the six business areas mentioned above, we provide four technology integrations through one platform, to help merchants expand their activities, in one full payment ecosystem:

Our MPE utilizes strict Know Your Customer, or KYC, rules and policies and incorporates fraud and risk management tools, while guaranteeing certified compliance in accordance with the European Union’s general data protection regulation or GDPR and the Payment Card Industry Data Security Standard or PCI DSS Level 1. We facilitate payment services including transactions, payouts and settlements in multiple currencies and countries.

We aim to provide an agile and innovative approach to payments services along with speedy accurate operation. Our services portfolio serves all end-to-end payment chains globally: clients, merchants, PSP providers, affiliates/partners, integrating with acquiring banks and solution providers.

Our technology and payment solutions allows businesses to develop services according to their business plans, avoiding the headache of the payment plan budgeting restraints.

We believe that our services provide multiple benefits including:

●	support of multiple currencies with optimized conversion;

●	multilingual support opens opportunities to market new services;

●	an always-on friendly management portal incorporating high availability/cloud based/real time/high performance gateway intended to guarantee service continuity and build customers’ loyalty;

●	comprehensive reports and analysis capabilities allowing clients to follow on services performances and support cash flow analysis for various transaction types (captured andreferrals, refund, void, capture), as well as chargeback & retrieval disputes;

●	support of an experienced team;

●	faster onboarding and integration, with the use of only one platform to hundreds of payment providers, enabling fast ‘go live’ new services without delays and without budget restraints;

●	Services manageable via a secured accessibility built-in portal; and

●	hosted payment page or HPP built into the platform to facilitate “one-click-checkout” simplicity.

Our competitive advantage as the payment hub providing multiple payment services, allows customers to get all their needs under one roof, without the need to look for other service providers. We address merchants’ payment solution needs and provides a gateway to manage their operations and relationships by providing services such as KYC and AML compliance, customer relationship management or CRM and transaction monitoring, transaction statistics and reports.

Customers

Unlike many other market players, We offers a full payment ecosystem, targeting multiple customers who include:

●	enterprises and organizations of all categories looking to minimize the costs of transferring funds;

●	online businesses looking for effective solutions to the entire process of online selling including payment collection, cross border payments ; and

●	certain categories of online businesses who may have difficulties in opening and maintaining physical bank accounts in all the territories they operate. In particular, this category includes SMEs, online businesses, marketplaces, operating in various countries on a global scale.

We do not depend on one or a few major customers for our revenues.

Operations and Support Services

Our operations infrastructure is designed to deliver high-quality experiences to our customers throughout the entire payment ecosystem. Our operations and support services include:

• Merchant underwriting – Our merchant underwriting team manages applications and risk evaluation of new merchants. Our merchant base operates in end markets with high card-present volume and low levels of fraud and chargeback losses. In addition, our underwriting strategy offers merchants with a low risk profile expedited activation which enhances their customer experience.

• Merchant onboarding and activation – A business owner can sign up for a merchant account within minutes via our web based portal. For enterprises, our merchant onboarding and activation team works closely with our partners to ensure a high-touch transition from sales to implementation and activation. Our streamlined activation and automated approval process enables fast and frictionless onboarding, providing us and our partners with enhanced speed-to-market. We are typically able to onboard even the largest and most complex merchants within 48 hours of submitting an application.

• Merchant training – We provide training materials to our merchants through a dedicated department and content delivery platform.

• Merchant risk management – Our risk management operations are designed to monitor merchant accounts on an on-going basis through our dedicated security and regulatory support (i.e compliance support, vulnerability scanning, and system monitoring and breach assistance). Once a merchant is activated, our systems are configured to automatically monitor any activity that may require additional diligence, which in turn helps minimize losses associated with fraud and default.

• Merchant support – Our merchant support team responds to inquiries from merchants seven days a week, 24 hours a day, 365 days a year. The team provides customer support for systems integrations and other technical solutions. In addition, we have a dedicated team of merchant account specialists that guide merchants through the payment acceptance process from onboarding to settlements and reporting. With a strong emphasis on first-call resolution, we seek to provide exceptional payment expertise and support for our merchants. Our customer support team is trained to quickly identify and resolve each matter in an empathetic and professional manner, reducing repeat calls and improving our operational efficiency.

• Software integrations and compliance management – We have a team of engineers and technical support staff dedicated to support software integrations and ensure compliance with all security and regulatory requirements, including PCI and Payment Application Data Security Standard compliance support, system integration and configuration guidance.

• Partner support – We have dedicated support teams who work with our software providers to address any questions or issues that may pertain to the integration of our products and solutions into their software suites. We aim to deliver end-to-end issue resolution by bringing all appropriate departments together in an integrated manner, in order to optimize partner support. In addition, we help resolve issues that may pertain to our partners’ entire portfolio of merchants or incidents pertaining to a single merchant.

• Partner services – Through our partner-facing customer relationship management system, our partners are able to track each step of the activation process of their new merchant accounts in real-time. Through this system, our partners can track their merchant portfolio, including commissions, residual payments and even support calls/recordings, in an accurate and real-time manner. We have added substantial automation to these processes, which is essential to ensure optimal experience as well as financial efficiency.

Business Strategy and Revenue Model

During the next five years, we and our subsidiaries aim to build market share and become a leading provider in the FAAS space and a global payment solution provider expanding our existing range of services and licenses to provide a full payment ecosystem on an even larger scale.

A key element will be to acquire or invest in companies in the payment space to achieve a larger portfolio of services and merchants. As of the date of this report, we do not have any binding agreements for such investments or acquisitions. The directors believe that this approach will enable FintechCashier and its subsidiaries to achieve fast growth in revenue without a corresponding increase in operational costs.

In general, we intend to develop a strong software model that fits the needs of different sized businesses; remain flexible in product offerings and offer custom solutions that meets clients’ needs; and be the market leader attuned to the marketplace, integrating products into our business portfolio for our targeted audience as well as continual research and development.

Our “layered” approach is built to serve merchants throughout their payment needs. Our vision is to enable merchants to grow their businesses worldwide by providing state of the art payment technology with financial services with no hidden costs – With one banking Application, One Payment Integration to your website., Pay as you GO.

We add value to our customers as described below:

●	SMEs – simplifying the acceptance of payments globally from a single integration;

●	Fintechs – extending their functionalities and allowing them to build better, scalable products; and

●	PPSPs/Card Acquirers – transforming them into more accessible providers with over 280 application programming interface integrations in one platform and services that simplify the onboarding process.

Each layer serves a different need to merchants.

Technology Layer - our technology is a PCI level 1 payment gateway, a payment system that adheres to the compliance of PCI. PCI compliance is adherence to a set of security standards that were developed to protect card information during and after a financial transaction. The gateway is also registered with both VISA and MasterCard as a third-party provider. Targeting the main verticals markets, (acquiring, issuing and banking) our technology layer integrates service providers such as credit card acquirers, issuers, corporate accounts, open banking, transaction monitoring, Know your Customer and Know your Business providers.

Payments Layer - through our subsidiaries, we have access to multiple financial and regulatory licenses and are a Merchant of Record or MoR, authorized to open a variety of processing accounts. This allows us to onboard merchants onto our platform and manage all of their payment needs. An MoR is an entity authorized by a financial institution and responsible for processing a consumer’s credit and debit card transactions. The MoR maintains merchant accounts, processing payments, and managing credit card processing fees. The MoR also ensures compliance with the PCI-DSS, and is up to date with any laws where the transactions take place. In the last 12 months, we developed a technology software solution to operate as a Payment Initiation Service Provider, or PISP, under PSD2, which allows us to offer direct banking services through an open banking infrastructure. Through strategic partnerships, we incorporated open banking functionality directly into our payment gateway and become one of the leading providers within the payment offering.

Our payment stack refers to the various components and technologies that are used to process and facilitate electronic payments. It typically includes the following components:

●	Payment gateway: This is the component that connects a merchant’s website or mobile app to the payment processor, allowing customers to make secure payments with their credit or debit card.

●	Payment processor: This component is responsible for the actual processing of the payment, including the authorization and settlement of the transaction with the customer’s bank or financial institution.

●	Fraud detection and prevention: These components are used to protect against fraudulent transactions and to comply with industry regulations.

●	Risk management: These components are used to manage and mitigate the risk associated with electronic payments, such as chargebacks and fraud.

●	Payment methods: These are the various ways customers can make a payment, such as credit card, debit card, e-wallet and bank transfer.

Together, these components form the infrastructure that enables businesses to accept and process electronic payments from customers. The payment stack can be provided by a PSP as an integrated solution or can be built in-house by merchants using different tools.

Banking Layer - with our technology and payments layers, we incorporate the creation of virtual bank accounts into our payments offering, expanding not only to “pay-in” solutions (allowing for corporates to collect funds from their clients both corporates and individuals) but also “pay-out” solutions (allowing for corporates to send funds to their clients both corporates and individuals). Through our banking layer, a merchant can easily sign up for a bank account and payment processing in minutes through our automated onboarding process.

“Pay-in” solutions refer to methods or systems that allow individuals or organizations to make payments or deposits into accounts or systems. These can include traditional bank transfers, credit or debit card payments, or online payment platforms such as PayPal. In other contexts, pay-in solutions may be used to make payments for goods or services, or to add funds to a prepaid account.

“Pay-out” solutions refer to methods or systems that allow individuals or organizations to withdraw or transfer funds from accounts or systems. They are also used to disburse funds or payouts to customers or beneficiaries of a certain service or program.

Licensing Layer –becoming a licensed and regulated entity can be a time consuming process. Even early stage startups and medium level corporate entities require vast knowledge and expertise to obtain licenses in this field. By offering a “sub-license” offering to pre-vetted companies, we can assist and partner with them to launch their services. The experience we have acquired over the years makes us a valuable asset to any company entering and involved in the fintech/payments ecosystem.

Marketing

We market through a variety of channels, including from direct sales to digital marketing, social media and word of mouth.

Direct Sales - The direct sales team typically employs a variety of sales techniques, such as cold calling, networking, and in-person presentations, to reach potential customers and generate leads. They may also use marketing tools like email campaigns, brochures and flyers to promote their products or services. The direct sales team’s primary goal is to generate revenue by making sales, but they may also be responsible for building relationships with customers, providing customer service and support, and gathering customer feedback to inform product development and marketing strategies. Social Media - The marketing team generates brand awareness on various social media sites such as Facebook, Twitter, and LinkedIn to reach millions of potential consumers.

Website and Mobile - Through a well-optimized mobile and website with clear, easy navigation and targeted keywords embedded throughout the site has been constructed to ensure proper search engine ranking and saturation.

Adwords - pay-per-click (PPC) advertising, cost-per-thousand advertising, and site-targeted advertising for text, banner, and rich-media ads.

Partnerships – integration with well-known banks and financial institutions to promote services to reach thousands of businesses annually.

Affiliates - commission-based structure will be offered to promote and bring new customers via affiliates.

Market Opportunity

By targeting four different layers within the payment space, FintechCashier has positioned itself in not one, but several markets simultaneously thereby creating a huge potential. As such there is less need to compete for a larger market share in any one layer, but rather compete in many layers with opportunities to grow.

-	Technology Layer - Payment Gateway Market - A market size of $90.9 billion in 2022 expected to grow to $174.4 billion in 2027.

-	Banking Layer - Digital Payment Market - A market size of $89.5 billion in 2021 expected to grow to $374.9 billion in 2030.

-	Payment Layer - Payment Processing Market - A market size of $60.5 billion in 2021 expected to grow to $116.2 billion in 2027.

-	License Layer - Payment as a Service Market - A market size of $8 billion in 2021 expected to grow to $53.6 billion in 2027.

The above estimations result in Fintechcashier’s current market opportunity comprising of up to approximately $248.9 billion throughout the four layers.

FaaS is gaining attention and leveraging modern technology to aid multiple industry segments, including lending, credit, and payments, in resolving long-standing challenges. Businesses are increasingly turning to FaaS to optimize their processes and increase efficiency. Customer satisfaction and customer retention are two compelling reasons why numerous companies are now adopting FaaS. Legal compliance and optimal security mechanisms are additional benefits. Using FaaS, financial and non-financial companies can automate their financial processes and offer customers hassle-free access to credit and services.

FaaS automates financial processes and makes them efficient, eliminates cumbersome paperwork, and reduces human intervention. Robotic automation frees up working hours for more valuable tasks. The result—streamlined workflows, thorough document analyses, and quick results. By integrating FaaS, companies can significantly reduce the turnaround time for the entire financial process and improve customer experience.

Reports suggest that the global financial services market will grow from $2.25 trillion in 2021 to $2.85 trillion in 2025 (CAGR 6%)

FaaS has tremendous potential for growth and is finding many takers. Bringing together the old and the new and bridging the gap between legacy structures and next-generation technology, FaaS hints at how the hybrid new world will develop going ahead. Moreover, with companies keen on improving financial processes, reducing human intervention, and increasing personalization, FaaS is likely to see quick and sustained adoption by financial and non-financial companies in the years to come.

Competitive Strengths

FintechCashier competes with a range of providers, each of whom may provide a component of our total offering, but do not provide an integrated offering which is where Fintechcashier stands out.

FintechCashier believes it can compete with these and other providers in the industry by virtue of:

●	offering a one platform solution;

●	offering a faster solution – by faster onboarding and one integration only;

●	more flexibility in its onboarding process meaning higher merchant acceptance rate;

●	competitive pricing; and

●	staying innovative - responsive to client feedback and quick turnaround for new features and products.

Employees

As of January 27, 2023, we have approximately 50 full-time employees who work primarily in onboarding, compliance and operation. We have employment contracts with all of our full-time employees.

Intellectual Property

We rely on a combination of trademark, domain names and trade secret laws, as well as employee and third-party non-disclosure, confidentiality and other types of contractual arrangements to establish, maintain and enforce our intellectual property rights, including with respect to our proprietary rights related to our products and services. In addition, we license technology from third parties.

As of January 27,2023, we own rights to domains (fintechcashier.com, fintechcashier.co.uk) and trade names (FintechCashier) and their respective logos.

Properties

Our corporate headquarters, which include the majority of our product development, sales, marketing, and business operations, is located at 2 Portman Street, W1H 6DU, London, United Kingdom, supported by our Asian branch located at No. 31 & 33, Ground Floor, Wisma Malaysia- Beijing, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia.Both properties are leased on a rolling contract basis.

Legal Proceedings

We are not a party to existing or pending material legal proceedings against us, and we have no knowledge of any threatened litigation, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Government Regulations

We are subject to regulatory authorizations or registration in the jurisdictions in which we operate and conduct our activities, including (i) the jurisdictions of our merchants, the majority of which are located in the European Economic Area, EEA, and the United Kingdom.

We have obtained financial licenses in different jurisdictions in which we operate. Where we are not able, we have partnered with other financial institutions with the necessary regulatory licenses.